Exhibit 99.1

November 28, 2016

RADIAN GROUP INC.
NOTICE OF REDEMPTION OF
2.25% CONVERTIBLE SENIOR NOTES DUE 2019
(CUSIP No. 750236AN1)
(ISIN No. US750236A17)

Pursuant to Section 10.03 of the First Supplemental Indenture, dated as of March 4, 2013 (the “First Supplemental Indenture”), which supplements the Senior Indenture, dated as of March 4, 2013 (the “Base Indenture” and, together with the First Supplemental Indenture, the “Indenture”), by and between Radian Group Inc. (the “Issuer”), and U.S. Bank National Association, as Trustee (the “Trustee”), pursuant to which the Issuer’s 2.25% Convertible Senior Notes due 2019 (the “Notes”) have been issued, notice is hereby given that the Issuer has elected to, and will, redeem all of the outstanding Notes on January 27, 2017 (the “Redemption Date”) pursuant to Article X of the First Supplemental Indenture. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture.

All of the remaining outstanding Notes will be redeemed. The Notes will be redeemed at a redemption price (the “Redemption Price”) of 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.  It is expected that interest will accrue from the most recent Interest Payment Date of September 1, 2016, up to, but excluding January 27, 2017.

On the Redemption Date, the Redemption Price will become due and payable upon the Notes.  The Redemption Price will be paid to Holders on or after the Redemption Date, upon surrender to U.S. Bank National Association, as paying agent (the “Paying Agent”), of the Notes redeemed. Unless the Issuer defaults in paying the Redemption Price, interest on the Notes, if any, will cease to accrue on and after the Redemption Date, whether or not such Notes are presented for payment.

Holders may surrender their Notes for conversion at any time prior to 5:00 p.m., New York City time, on the Scheduled Trading Day immediately preceding the Redemption Date (January 26, 2017), unless the Issuer defaults in the payment of the Redemption Price, in which case a Holder of the Notes may convert its Notes until the Redemption Price has been paid or duly provided for. The current Conversion Rate of the Notes is 94.3396 shares of Common Stock per $1,000 principal amount of Notes.

To receive the Redemption Price, the Notes must be surrendered for redemption, at the office of the Paying Agent shown below, at any time on or after the Redemption Date:

if by first-class mail:

U.S. Bank
Global Corporate Trust Services
111 Fillmore Ave E
St. Paul, MN 55107

if by certified or registered mail or courier:

U.S. Bank
Global Corporate Trust Services
111 Fillmore Ave E
St. Paul, MN 55107

The CUSIP number indicated above is included solely for the convenience of the Holders of the Notes. The Issuer is not responsible for the use or selection of this number, nor is any representation made as to the correctness or accuracy of the CUSIP number printed on the Notes or as listed in this Notice of Redemption.

Holders who want to convert Notes must satisfy the requirements of Article VIII of the First Supplemental Indenture.  The Issuer elects a Cash Settlement as its Settlement Method in respect of any Notes surrendered for conversion after the issuance of this Redemption Notice but prior to redemption. U.S. Bank National Association will act as the conversion agent (the “Conversion Agent”). Notes must be surrendered for conversion in accordance with the provisions of Section 8.02(b) of the First Supplemental Indenture.

A Holder may convert a portion of the principal amount of a Note if the portion is $1,000 or an integral multiple of $1,000.

On the third Business Day immediately following the Last Trading Day of the relevant Observation Period, the Issuer will deliver to a converting Holder of Notes, through the Conversion Agent, the Settlement Amount required to be delivered upon conversion of such Notes.

To convert a Note, the Holder must comply with the procedures of the Depositary and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 8.02(g) of the Indenture.  Upon conversion of a Note, a Holder of a Note will not receive any separate cash payment for accrued and unpaid interest, if any.  Instead, the Issuer’s payment and delivery of the Settlement Amount upon conversion of any Note will be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the Conversion Date.  As a result, upon conversion of a Note, accrued and unpaid interest on such Note is deemed paid in full rather than canceled, extinguished or forfeited.

RADIAN GROUP INC.
By: U.S. Bank National Association,
as Trustee